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                                  EXHIBIT 21

                             LIST OF SUBSIDIARIES
                             --------------------


1)        SlugFest.com, Inc., incorporated in Nevada on February 3, 1999.

2)        StockDetective.com, Inc., incorporated in Nevada on February 3, 1999.